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THE PROVIDENT BANK
COMMERCIAL BANKING

One Columbus
10 W. Broad St.
Columbus, Ohio 43215
(814) 221-0388                  EXHIBIT 10(dd)



December 8, 1997



Mr. William R. Niegsch, Jr.
Max & Erma's Restaurants, Inc.
4849 Evanswood Dr.
Columbus, OH 43229


Dear Bill:


This letter represents the commitment of the Provident Bank (the "Bank") to provide the revolving credit facility described herein to Max & Erma's Restaurants, Inc. (The "Borrower")


Amount:                 $12,000,000 revolving credit facility.


Interest rate:          Unchanged from the current credit facility provided by
                        Bank.


Term: $600,000 quarterly reductions in the amount of the credit facility to begin March 1, 2000, and continue for nineteen subsequent quarters.


Security:               Blanket lien on assets including restaurant equipment
                        and real estate subject to certain prior liens of MetLife.


Fees &
Closing Costs:          The Borrower will pay a $25,000 closing fee to the Bank
                        plus continue the current quarterly fee equal to 1/8% per annum of the daily average unused portion of the available revolving credit facility.


Compensating
balances:               The Borrower agrees to maintain a $100,000 compensating
                        balance in its depository account maintained at Bank at all times during the terms of this credit facility.


Loan agreement:         Except for changes necessary to reflect this revised
                        revolving credit facility, the present loan agreement and security documents will




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                        remain essentially unchanged. Notable exceptions
                        include the preparation and filing of any financial statements or mortgages necessary to update the Banks security position in the assets to be subjected to a lien by the Bank. Also, a new financial covenant requiring quarterly earning before taxes to exceed $500,000.

Further, the Bank hereby consents to and waives any defaults which may arise as a result of the Borrower completing the sale and lease back of nine restaurants with Franchise Finance Corporation of America on a basis materially consistent with that outlined in the October 15, 1997 correspondence, a copy of which has been provided to the Bank.


Sincerely yours,

/s/ Michael G. Giulioli

Michael G. Giulioli
Regional Vice President


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